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EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements
No. 333-109177, 333-133555 and 333-141954 on Form S-8 of our report dated April
10, 2008, relating to the consolidated financial statements of MicroIslet, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of MicroIslet, Inc. for the year ended December 31, 2007.



/s/ KMJ Corbin & Company LLP

Irvine, California
April 10, 2008